UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
April 16, 2007
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	0-24216	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
                        (Address of Principal Executive Offices)                         (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
Effective 12:01 p.m. on April 16, 2007, IMAX Corporation (the “Company”) and U.S. Bank National Association (the “Trustee”), trustee under the indenture among the Company, the Guarantors named therein and the Trustee, dated as of December 4, 2003 and as thereafter amended and supplemented (the “Indenture”) governing the Company’s $160 million aggregate principal amount of outstanding 9 5/8 % Senior Notes due 2010, executed a ninth supplemental indenture (the “Supplemental Indenture”). The Supplemental Indenture waives any existing defaults arising from a failure to comply with the reporting covenant under the Indenture and amends the Indenture to extend the Company’s deadline to file the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and all other reports required to be filed under the Securities Act of 1934 until May 31, 2007, or at the Company’s election until June 30, 2007
The above description is a summary and is qualified in its entirety by the terms of the Supplemental Indenture, attached as Exhibit 4.1 to this Current Report on Form 8-K.
Item 3.03     Material Modifications to Rights of Security Holders.
The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.03.
Item 9.01     Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description

4.1	Ninth Supplemental Indenture dated April 16, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: April 17, 2007	By:	/s/ “Robert D. Lister”
		Name:	Robert D. Lister
		Title:	General Counsel

	By:	/s/ “G. Mary Ruby”
		Name:	G. Mary Ruby
		Title:	Corporate Secretary

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